Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Arotech Corporation:

Ann Arbor, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-153487) and Form S-8 (Nos. 333-160717, 333-146752, 333-124960, 333-86728 and 333-59902) of Arotech Corporation of our report dated March 31, 2010, relating to the consolidated financial statements and financial statement schedule of Arotech Corporation appearing in this Form 10-K for the year ended December 31, 2009.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Grand Rapids, Michigan
March 31, 2010